Exhibit 99.1

News Release

From:

GSI	Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406 USA

Contacts:

Michael Conn	Greg Ryan
Senior Vice President, Corp. Development	Director, Corp. Communications
tel: 610-491-7002	tel: 610-491-7294
e-mail: connm@gsicommerce.com	e-mail: ryang@gsicommerce.com

GSI Commerce Postpones Release of Fiscal 2005 Third Quarter

Operating Results and Conference Call; Company Issues Preliminary

Estimated Third Quarter Results and Updates Fiscal 2005 Guidance

KING OF PRUSSIA, Pa., Oct. 26, 2005 – GSI Commerce Inc. (Nasdaq: GSIC) announced today it has postponed the release of its fiscal 2005 third quarter operating results and conference call, but did issue preliminary estimated fiscal third quarter results and issued updated 2005 fiscal year guidance. The company tentatively is targeting to release its full fiscal 2005 third quarter operating results and hold a conference call on or before Nov. 10.

GSI Commerce postponed the release of its third quarter operating results to allow for more time to complete the evaluation of two issues.

First, in August 2005, GSI Commerce’s internal auditor and GSI Commerce’s controller found potential discrepancies with certain credits, amounting to approximately $283,000, that were recorded as part of the company’s fiscal fourth quarter 2004 results, some portion of which potentially should have been recorded in fiscal year 2005. The company alerted both its audit committee and independent auditors of the potential discrepancies. The audit committee retained

GSI Commerce, Inc.

935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com / P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Results Postponed	Oct. 26, 2005

independent counsel and commenced an independent investigation. The investigation covers the specific credits initially identified as well as other entries recorded during the same period.

Second, during the third quarter of fiscal 2005, the company determined that a systemic control on which the company relied to reconcile its accounts payable balance had failed. The result meant the company could not validate its general ledger balance for the account. Subsequently, the company changed to a manual control to validate this account. The failure of the systemic control may be a material weakness and the change to a manual control may have materially affected GSI Commerce’s internal control over financial reporting. Management has developed a plan to address the failure of this systemic control. Based on the manual calculation, the company currently estimates it may need to record a charge of as much as $300,000, or a gain of as much as $1.2 million. However, this range could change, plus or minus on either side, based on the results of the ongoing review. The company is evaluating whether an adjustment, if any, is required.

As a result of these two issues, GSI Commerce has not finalized its fiscal 2005 third quarter operating results. While the company is not announcing its final fiscal 2005 third quarter results at this time, it is issuing the following preliminary estimated results. The estimated results do not reflect any adjustments that may be made as a result of the issues discussed above in this news release. The actual results that the company reports could differ materially from the following estimated results and the estimated results should only be considered an indication of what management believes at this time.

Net revenues for the fiscal 2005 third quarter are expected to be approximately $84 million to $85 million compared to the company’s guidance issued on July 27 of $79 million to $84 million. Net loss is expected to be approximately $4.2 million to $4.5 million, or a loss of approximately $0.10 per share compared to the company’s guidance issued on July 27 of a net loss of $2.5 million to $3 million. Cash, cash equivalents and marketable securities at the end of the fiscal 2005 third quarter are expected to be approximately $112.2 million.

The company notes that the estimated shortfall in net income compared to its guidance issued for the third quarter on July 27 is the result of the cost of partner launches in the second half of fiscal

GSI Commerce, Inc.

935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com / P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Results Postponed	Oct. 26, 2005

2005 being greater than anticipated, and to a lesser extent, because of delays in actual launch dates. These issues had a particularly negative impact on the second half of the third quarter. As a result of these factors, which the company also expects to impact its fiscal 2005 fourth quarter results, GSI Commerce now estimates net income for fiscal 2005 to be approximately $5.5 million to $6.5 million compared the company’s guidance issued on July 27 of $9.5 million to $10.5 million. The estimated results do not reflect any adjustments that may be made as a result of the issues discussed earlier in this news release.

The company also announced that the following events occurred since July 27, 2005:

•	The company has launched new e-commerce operations for RadioShack, Bath & Body Works, Levis Brand and C.C. Filson & Co.

•	The company signed a multiyear extension with a partner in the health & beauty category.

•	The company signed a multiyear agreement to provide a new partner in the home category with an e-commerce solution that includes core technology platform, fulfillment services and customer care operations. The launch is expected to occur during the first quarter of 2006. Revenues from the new partner will be recorded as service fees. The addition of the new partner brings the total number of new partners announced in fiscal 2005 to 10.

About GSI Commerce

GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: core technology, supporting infrastructure and partner services. We either operate, or will operate pursuant to signed agreements, all or portions of the e-commerce businesses for approximately 50 partners.

GSI Commerce, Inc.

935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com / P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Results Postponed	Oct. 26, 2005

Forward-Looking Statements

All statements made in this release, other than statements of historical fact, including the company’s preliminary estimates of fiscal 2005 third quarter results, guidance with respect to fiscal 2005 results and estimated charges and credits that may be recorded as a result of the issues discussed earlier in this news release, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industries and markets in which GSI Commerce operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the estimated charges and credits that may be recorded as a result of the issues discussed earlier in this news release, the effects of changes in the economy, the impact of FASB 123(R), consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by GSI Commerce.

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GSI Commerce, Inc.

935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com / P 610.265.3229 / F 610.265.2866